EXHIBIT 99.1

Hanmi’s First Quarter Results Reflect Solid Loan Production and 7.8% Increase in Net Income

2018 First Quarter Highlights:

  First quarter net income of $14.9 million, or $0.46 per diluted share, up 29.2% from the prior quarter and up 7.8% year-over-year.
  Loans and leases receivable of $4.4 billion, up 10.0% in the first quarter on an annualized basis driven by new loan and lease production of $245.3 million; Loans and leases receivable up 11.9% year-over-year.
  Deposits of $4.4 billion, up 2.8% in the first quarter on an annualized basis and up 7.2% year-over-year; Non-interest bearing demand deposits increased 3.0% from the prior quarter and 8.9% from a year ago.
  Net interest margin was 3.70% compared to 3.79% in the prior quarter and 3.89% a year ago; Net interest margin in the prior quarter included an 8 basis point benefit from prepayment fees.
  Net interest income was $44.9 million, down 3.1% from the prior quarter and up 6.1% year-over-year.
  Return on average assets was 1.16% and return on average equity was 10.65% compared with 0.88% and 8.12%, respectively, for the prior quarter and 1.18% and 10.46%, respectively, a year ago.

LOS ANGELES, April 24, 2018 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ:HAFC) (or “Hanmi”), the parent company of Hanmi Bank (the “Bank”), today reported net income for the 2018 first quarter of $14.9 million, or $0.46 per diluted share, compared with $11.5 million, or $0.36 per diluted share for the 2017 fourth quarter and $13.8 million, or $0.43 per diluted share for the 2017 first quarter.

Mr. C. G. Kum, President and Chief Executive Officer, said, “Hanmi’s first quarter results represent a good start to the year with strong loan production, expanding net income and continued excellent asset quality. During the first quarter, which is typically our seasonally weakest quarter, new loan and lease production of $245.3 million increased 21% from last year’s first quarter. This robust origination activity, which benefitted from our focus on C&I lending, helped loans and leases receivable increase in the first quarter 10% on an annualized basis and grow 12% compared to a year ago, while net income expanded nearly 8% year-over-year. I am also pleased that our net interest margin held relatively steady after adjusting for benefits in the prior quarter from prepayment fees. Importantly, credit quality remained excellent with nonperforming assets declining to 32 basis points of total assets in the quarter.”

Mr. Kum concluded, “During the first quarter, our Board increased the quarterly dividend 14%, to $0.24 per share. Hanmi remains committed to rewarding its shareholders and this dividend increase reflects confidence in our ability to continue generating profitable growth in 2018 and beyond.”

Quarterly Highlights
(In thousands, except per share data)

	As of or for the Three Months Ended					Amount Change
	March 31,	December 31,	September 30,	June 30,	March 31,	Q1-18	Q1-18
	2018	2017	2017	2017	2017	vs. Q4-17	vs. Q1-17

Net income	$14,855	$11,500	$14,923	$14,457	$13,783	$3,355	$1,072
Net income per diluted common share	$0.46	$0.36	$0.46	$0.45	$0.43	$0.10	$0.03

Assets	$5,305,641	$5,210,485	$5,111,396	$4,973,346	$4,811,821	$95,156	$493,820
Loans receivable	$4,413,557	$4,304,458	$4,195,355	$4,073,062	$3,943,951	$109,099	$469,606
Deposits	$4,378,101	$4,348,654	$4,299,010	$4,259,173	$4,083,165	$29,447	$294,936

Return on average assets	1.16%	0.88%	1.18%	1.19%	1.18%	0.28	-0.02
Return on average stockholders' equity	10.65%	8.12%	10.73%	10.65%	10.46%	2.53	0.19

Net interest margin (1)	3.70%	3.79%	3.79%	3.81%	3.89%	-0.09	-0.19
Efficiency ratio (3)	58.36%	54.16%	53.33%	54.74%	54.95%	4.20	3.41

Tangible common equity to tangible assets (2)	10.43%	10.58%	10.72%	10.83%	10.98%	-0.15	-0.55
Tangible common equity per common share (2)	$16.98	$16.96	$16.86	$16.59	$16.26	$0.02	$0.72

(1) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.
(2) Refer to "Non-GAAP Financial Measures" for further details.
(3) Noninterest expense divided by net interest income plus noninterest income.

Results of Operations
First quarter 2018 net interest income decreased 3.1% to $44.9 million from $46.3 million in the 2017 fourth quarter as the expansion of loans and leases receivable were more than offset by a five basis point decrease in overall loan and lease yields along with a five basis point increase in cost of deposits.  Interest and fees on loans and leases for the first quarter decreased 1.2%, or $0.6 million, from the preceding quarter while interest expense on deposits increased 5.2%, or $0.4 million.  Loan prepayment fees were $0.1 million for the first quarter compared with $1.0 million for the fourth quarter.

	As of or For the Three Months Ended (in thousands)					Percentage Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-18	Q1-18
Net Interest Income	2018	2017	2017	2017	2017	vs. Q4-17	vs. Q1-17

Interest and fees on loans and leases(1)	$51,574	$52,176	$50,265	$47,971	$45,378	-1.2%	13.7%
Interest on securities	3,105	3,194	3,188	2,949	2,520	-2.8%	23.2%
Dividends on FHLB stock	289	289	286	283	374	0.0%	-22.7%
Interest on deposits in other banks	114	125	123	123	77	-8.8%	48.1%
Total interest and dividend income	$55,082	$55,784	$53,862	$51,326	$48,349	-1.3%	13.9%

Interest on deposits	7,785	7,402	7,071	6,463	5,154	5.2%	51.0%
Interest on borrowings	679	363	198	49	468	87.1%	45.1%
Interest on subordinated debentures	1,694	1,676	1,667	1,636	373	1.1%	354.2%
Total interest expense	10,158	9,441	8,936	8,148	5,995	7.6%	69.4%
Net interest income	$44,924	$46,343	$44,926	$43,178	$42,354	-3.1%	6.1%

(1) Includes loans held for sale.

Net interest margin for the first quarter of 2018 was 3.70%, down 9 basis points from 3.79% for the fourth quarter of 2017, mainly due to higher interest income in the fourth quarter from end of year prepayment fees. Adjusting for this, net interest margin for the first quarter was relatively flat on a sequential quarter basis.

	For the Three Months Ended (in thousands)					Percentage Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-18	Q1-18
Average Earning Assets and Interest-bearing Liabilities	2018	2017	2017	2017	2017	vs. Q4-17	vs. Q1-17
Loans and lease receivables (1)	$4,310,964	$4,227,259	$4,092,131	$3,951,934	$3,881,686	2.0%	11.1%
Securities	588,738	611,181	611,538	585,384	526,549	-3.7%	11.8%
FHLB stock	16,385	16,385	16,385	16,385	16,385	0.0%	0.0%
Interest-bearing deposits in other banks	32,401	36,386	38,981	47,402	38,600	-11.0%	-16.1%
Average interest-earning assets	$4,948,488	$4,891,211	$4,759,035	$4,601,105	$4,463,220	1.2%	10.9%

Demand: interest-bearing	$91,378	$90,646	$90,720	$93,873	$97,602	0.8%	-6.4%
Money market and savings	1,478,795	1,513,408	1,526,951	1,532,733	1,406,903	-2.3%	5.1%
Time deposits	1,440,382	1,408,227	1,384,724	1,320,005	1,173,184	2.3%	22.8%
Average interest-bearing deposits	3,010,555	3,012,281	3,002,395	2,946,611	2,677,689	-0.1%	12.4%
Borrowings	179,000	119,946	67,935	20,000	270,500	49.2%	-33.8%
Subordinated debentures	117,323	117,198	117,065	116,850	30,950	0.1%	279.1%
Average interest-bearing liabilities	$3,306,878	$3,249,425	$3,187,395	$3,083,461	$2,979,139	1.8%	11.0%

(1) Includes loans held for sale.

	For the Three Months Ended					Amount Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-18	Q1-18
Average Yields and Rates	2018	2017	2017	2017	2017	vs. Q4-17	vs. Q1-17
Loans and lease receivables (1)	4.85%	4.90%	4.87%	4.87%	4.74%	-0.05	0.11
Securities (2)	2.24%	2.37%	2.41%	2.35%	2.30%	-0.13	-0.06
FHLB stock	7.15%	7.00%	6.93%	6.93%	9.26%	0.15	-2.11
Interest-bearing deposits in other banks	1.43%	1.36%	1.25%	1.04%	0.81%	0.07	0.62
Interest-earning assets	4.53%	4.56%	4.53%	4.52%	4.44%	-0.03	0.09

Interest-bearing deposits	1.05%	0.97%	0.93%	0.88%	0.78%	0.08	0.27
Borrowings	1.54%	1.20%	1.16%	0.98%	0.70%	0.34	0.84
Subordinated debentures	5.77%	5.70%	5.68%	5.59%	4.82%	0.07	0.95
Interest-bearing liabilities	1.25%	1.15%	1.11%	1.06%	0.82%	0.10	0.43

Net interest margin (taxable equivalent basis)	3.70%	3.79%	3.79%	3.81%	3.89%	-0.09	-0.19

Cost of deposits	0.73%	0.68%	0.66%	0.62%	0.54%	0.05	0.19

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

For the first quarter of 2018, the loan and lease loss provision expense was $0.6 million compared with $0.2 million for the preceding quarter.

First quarter noninterest income decreased 21.1% to $6.1 million from $7.7 million for the fourth quarter of 2017 primarily due to the $0.4 million loss on the sales of securities related to the sale of $22.0 million of CRA mutual funds and a $0.6 million decrease in gains on sales of SBA loans. Gains on sales of SBA loans were $1.4 million for the first quarter 2018, down from $2.1 million from the fourth quarter of 2017 as the volume of SBA loans sold decreased to $19.2 million from $27.5 million for the preceding quarter.

	For the Three Months Ended (in thousands)					Percentage Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-18	Q1-18
Noninterest Income	2018	2017	2017	2017	2017	vs. Q4-17	vs. Q1-17
Service charges on deposit accounts	$2,511	$2,729	$2,678	$2,461	$2,528	-8.0%	-0.7%
Trade finance and other service charges and fees	1,173	1,047	1,133	1,269	1,047	12.0%	12.0%
Servicing income	662	799	625	644	564	-17.1%	17.5%
Bank-owned life insurance income	277	282	260	286	285	-1.7%	-2.8%
Other operating income	285	404	328	896	877	-29.5%	-67.5%
Service charges, fees & other	4,908	5,261	5,024	5,556	5,301	-6.7%	-7.4%

Gain on sale of SBA loans	1,448	2,056	2,546	2,668	1,464	-29.6%	-1.1%
Disposition gain on PCI loans	133	91	979	540	183	46.2%	-27.3%
Net gain (loss) on sales of securities	(428)	275	267	938	269	-255.6%	-259.1%
Total noninterest income	$6,061	$7,683	$8,816	$9,702	$7,217	-21.1%	-16.0%

Noninterest expense for the first quarter increased 1.7% to $29.8 million from $29.3 million for the prior quarter primarily due to a $1.4 million increase in salaries and employee benefits expenses, partially offset by a $0.7 million decrease in other operating expense. Salaries and employee benefits expenses are typically higher in the first quarter due to the seasonal impact of elevated payroll taxes and employee benefits. As a result of the increase in noninterest expense, as well as lower noninterest income due to losses on CRA mutual fund sales and lower SBA gain on sale income, the efficiency ratio increased to 58.4% in the first quarter from 54.2% in the prior quarter.

	For the Three Months Ended (in thousands)					Percentage Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-18	Q1-18
	2018	2017	2017	2017	2017	vs. Q4-17	vs. Q1-17
Noninterest Expense
Salaries and employee benefits	$18,702	$17,270	$16,947	$16,623	$17,104	8.3%	9.3%
Occupancy and equipment	4,072	3,997	3,883	3,878	3,982	1.9%	2.3%
Data processing	1,678	1,812	1,779	1,738	1,631	-7.4%	2.9%
Professional fees	1,369	1,552	1,210	1,554	1,148	-11.8%	19.3%
Supplies and communication	708	778	755	745	635	-9.0%	11.5%
Advertising and promotion	876	988	1,147	1,015	802	-11.3%	9.2%
Other operating expenses	2,273	2,961	2,955	2,881	2,070	-23.2%	9.8%
subtotal	29,678	29,358	28,676	28,434	27,372	1.1%	8.4%

Other real estate owned expense (income)	79	(100)	(16)	510	(132)	-179.0%	-159.8%
Total noninterest expense	$29,757	$29,258	$28,660	$28,944	$27,240	1.7%	9.2%

Hanmi recorded a provision for income taxes of $5.7 million for the first quarter of 2018, representing an effective tax rate of 27.8%, compared with $13.0 million, representing an effective tax rate of 53.2%, for the fourth quarter of 2017. As a result of the lower Federal corporate tax rate beginning in 2018, the provision for income taxes for the prior quarter included additional income tax expense of $3.9 million resulting from a one-time revaluation adjustment to reduce Hanmi’s deferred tax assets. The effective tax rate, before the additional income tax expense, was 37.5% for the 2017 fourth quarter.

Financial Position
Total assets were $5.31 billion at March 31, 2018, a 1.8% increase from $5.21 billion at December 31, 2017. The increase in total assets was primarily due to an increase in loans and leases receivable.

Loans and leases receivable, before the allowance for loan and lease losses, were $4.41 billion at March 31, 2018, up 2.5% from $4.30 billion at December 31, 2017. The increase in loans and leases from the prior quarter reflects Hanmi’s continued strong loan and lease production. Loans held for sale, representing the guaranteed portion of SBA loans, were $6.0 million at March 31, 2018 compared with $6.4 million at the end of 2017.

Loans and leases receivable, before the allowance for loan and lease losses, increased 11.9% from $3.94 billion for the first quarter last year, primarily due to strong loan and lease production over the last twelve months.

	As of (in thousands)					Percentage Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-18	Q1-18
	2018	2017	2017	2017	2017	vs. Q4-17	vs. Q1-17
Loan and Lease Portfolio
Commercial real estate loans	$3,122,745	$3,069,063	$3,108,931	$3,068,069	$2,991,123	1.7%	4.4%
Residential real estate loans	545,053	521,852	430,627	384,044	359,152	4.4%	51.8%
Commercial and industrial loans	409,380	399,197	364,456	346,150	316,284	2.6%	29.4%
Lease receivable	321,480	297,286	272,271	257,525	259,591	8.1%	23.8%
Consumer loans	14,899	17,060	19,070	17,274	17,801	-12.7%	-16.3%
Loans and leases receivable	4,413,557	4,304,458	4,195,355	4,073,062	3,943,951	2.5%	11.9%
Loans held for sale	6,008	6,394	6,469	10,949	8,849	-6.0%	-32.1%
Total loans	$4,419,565	$4,310,852	$4,201,824	$4,084,011	$3,952,800	2.5%	11.8%

New loan and lease production for the 2018 first quarter was $245.3 million while payoffs, amortization and net line utilization was $154.3 million compared with $262.4 million and $228.3 million, respectively, for the fourth quarter of 2017.  First quarter 2018 new loan and lease production was comprised of $136.6 million of commercial real estate loans, $27.4 million of commercial and industrial loans, $25.1 million of SBA loans, $55.0 million of commercial leases and $1.2 million of consumer loans. Loan purchases for the 2018 first quarter were $38.9 million, compared with $105.0 million in the fourth quarter of 2017. For the first quarter of 2018, commercial real estate loans as a percentage of loans and leases receivable decreased to 70.8% compared with 75.8% for the same period last year.

Deposits increased to $4.38 billion at the end of the 2018 first quarter from $4.35 billion at the end of the preceding quarter. Time deposits and non-interest bearing demand deposits led this growth with increases of 3.3% and 3.0%, respectively. The loans to deposits ratio at March 31, 2018 increased to 100.8% from 99.0% in the fourth quarter.

Deposits increased 7.2% from $4.08 billion in the first quarter last year, as time deposits and non-interest bearing demand deposits increased 21.1% and 8.9%, respectively, from a year ago.

	As of (in thousands)					Percentage Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-18	Q1-18
	2018	2017	2017	2017	2017	vs. Q4-17	vs. Q1-17
Deposit Portfolio
Demand: noninterest-bearing	$1,352,162	$1,312,274	$1,293,538	$1,260,929	$1,241,272	3.0%	8.9%
Demand: interest-bearing	93,591	92,948	90,734	93,390	99,433	0.7%	-5.9%
Money market and savings	1,469,010	1,527,100	1,534,457	1,528,127	1,534,578	-3.8%	-4.3%
Time deposits of $100,000 or more	1,197,026	954,104	949,826	916,197	731,445	25.5%	63.7%
Other time deposits	266,312	462,228	430,455	460,530	476,437	-42.4%	-44.1%
Total deposits	$4,378,101	$4,348,654	$4,299,010	$4,259,173	$4,083,165	0.7%	7.2%

At March 31, 2018, stockholders’ equity was $564.3 million, compared with $562.5 million at December 31, 2017. Tangible common stockholders’ equity was $551.8 million, or 10.43% of tangible assets, compared with $549.9 million, or 10.58% of tangible assets at December 31, 2017. Tangible book value per share was $16.98, compared to $16.96 in the fourth quarter.

Hanmi continues to be well capitalized, with a preliminary Tier 1 risk-based capital ratio of 12.55% and a Total risk-based capital ratio of 15.47% at March 31, 2018, versus 12.55% and 15.50%, respectively, at year end 2017.

	As of					Amount Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-18	Q1-18
	2018	2017	2017	2017	2017	vs. Q4-17	vs. Q1-17
Regulatory Capital ratios (1)
Hanmi Financial
Total risk-based capital	15.47%	15.50%	15.58%	15.69%	16.16%	-0.03	-0.69
Tier 1 risk-based capital	12.55%	12.55%	12.56%	12.58%	12.93%	0.00	-0.38
Common equity tier 1 capital	12.12%	12.19%	12.20%	12.22%	12.56%	-0.07	-0.44
Tier 1 leverage capital ratio	10.88%	10.79%	10.92%	11.08%	11.21%	0.09	-0.33
Hanmi Bank
Total risk-based capital	15.16%	15.20%	15.32%	15.44%	15.91%	-0.04	-0.75
Tier 1 risk-based capital	14.43%	14.47%	14.55%	14.62%	15.07%	-0.04	-0.64
Common equity tier 1 capital	14.43%	14.47%	14.55%	14.62%	15.07%	-0.04	-0.64
Tier 1 leverage capital ratio	12.50%	12.44%	12.66%	12.89%	13.08%	0.06	-0.58

(1) Preliminary ratios for March 31, 2018

Hanmi declared a cash dividend of $0.24 per common share on its common stock in the 2018 first quarter, up 14% from the prior quarter. The dividend was paid on February 23, 2018, to stockholders of record as of the close of business on February 5, 2018.

Asset Quality
Nonperforming loans were $15.4 million at the end of the first quarter of 2018, or 0.35% of loans, compared with $15.8 million at the end of 2017, or 0.37% of loans. Loans 30 to 89 days past due and still accruing were 0.16% of loans at the end of the first quarter of 2018, compared with 0.20% of loans at the end of the fourth quarter.

Nonperforming assets were $17.0 million at the end of the first quarter of 2018, or 0.32% of assets, compared with 0.34% of assets at the end of the prior quarter.

Gross charge-offs for the first quarter of 2018 were $1.6 million compared with $2.6 million for the preceding quarter. Recoveries of previously charged-off loans for the first quarter of 2018 were $1.7 million compared with $973,000 for the preceding quarter. As a result, there were net recoveries of $85,000 for the first quarter of 2018, compared to net charge-offs of $1.7 million, or 4 basis points, for the preceding quarter.  For the first quarter of 2018, net recoveries were 0.01% of average loans and leases compared with net charge-offs of 0.16% for the preceding quarter.

The allowance for loan and lease losses (ALLL) was $31.8 million as of March 31, 2018, generating an allowance of loan and lease losses to gross loans and leases of 0.72%, unchanged from the prior quarter. ALLL to nonperforming loans for the first quarter of 2018 was 206.9%, up from 196.4% a quarter ago.

	As of or for the Three Months Ended (in thousands)					Amount Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-18	Q1-18
	2018	2017	2017	2017	2017	vs. Q4-17	vs. Q1-17
Asset Quality
Non-performing assets (1):
Nonaccrual loans	$15,345	$15,805	$14,558	$16,464	$12,774	$(460)	$2,571
Loans 90 days or more past due and still accruing	17	-	-	-	-	17	17
Non-performing loans and leases	15,362	15,805	14,558	16,464	12,774	(443)	2,588
Other real estate, net	1,660	1,946	1,946	4,321	4,636	(286)	(2,976)
Nonperforming assets	$17,022	$17,751	$16,504	$20,785	$17,410	$(729)	$(388)

Delinquent loans:
Loans, 30 to 89 days past due and still accruing	$7,270	$8,666	$5,682	$9,602	$8,356	$(1,396)	$(1,086)
Delinquent loans to loans	0.16%	0.20%	0.14%	0.24%	0.21%	(0.04)	(0.05)

Allowance for loan and lease losses:
Balance at beginning of period	$31,043	$32,492	$33,758	$33,152	$32,429
Loan and lease loss provision (income)	649	220	269	422	(80)
Net loan charge-offs (recoveries)	(85)	1,669	1,535	(184)	(803)
Balance at end of period	$31,777	$31,043	$32,492	$33,758	$33,152

Asset quality ratios:
Non-performing loans and leases to loans and leases	0.35%	0.37%	0.35%	0.41%	0.32%
Non-performing assets to assets	0.32%	0.34%	0.32%	0.42%	0.36%
Net loan and lease charge-offs (recoveries) to average loans and leases (1)	-0.01%	0.16%	0.15%	-0.02%	-0.08%
Allowance for loan and lease losses to loans and leases	0.72%	0.72%	0.77%	0.83%	0.84%
Allowance for loan and lease losses to non-performing loans and leases	206.85%	196.41%	223.19%	205.04%	259.53%

Allowance for off-balance sheet items:
Balance at beginning of period	$1,296	$915	$1,135	$1,184	$1,184
Provision (income) for off-balance sheet items	27	381	(220)	(49)	-
Balance at end of period	$1,323	$1,296	$915	$1,135	$1,184

(1) Annualized

Conference Call
Management will host a conference call today, April 24, 2018 at 2:00 p.m. PT (5:00 p.m. ET) to discuss these results. This call will also be broadcast live via the internet. Investment professionals and all current and prospective stockholders are invited to access the live call by dialing 1-877-407-9039 before 2:00 p.m. PT, using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi’s website at www.hanmi.com.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 40 full-service branches and 9 loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, strategic alternatives for a possible business combination, merger or sale transaction, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability of Hanmi Bank to make distributions to Hanmi Financial Corporation, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests; ability to identify a suitable strategic partner or to consummate a strategic transaction; adequacy of our allowance for loan and lease losses; credit quality and the effect of credit quality on our provision for loan and lease losses and allowance for loan and lease losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Richard Pimentel
Senior Vice President & Corporate Finance Officer
213-427-3191

Lasse Glassen
Investor Relations
Addo Investor Relations
310-829-5400

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(In thousands)

	March 31,	December 31,	Percentage	March 31,	Percentage
	2018	2017	Change	2017	Change
Assets
Cash and due from banks	$151,611	$153,826	-1.4%	$138,592	9.4%
Securities available for sale, at fair value	570,351	578,804	-1.5%	548,010	4.1%
Loans held for sale, at the lower of cost or fair value	6,008	6,394	-6.0%	8,849	-32.1%
Loans receivable, net of allowance for loan losses	4,381,780	4,273,415	2.5%	3,910,799	12.0%
Accrued interest receivable	12,751	12,770	-0.1%	10,774	18.3%
Premises and equipment, net	26,465	26,655	-0.7%	28,350	-6.6%
Customers' liability on acceptances	870	803	8.3%	932	-6.7%
Servicing assets	9,867	10,218	-3.4%	10,609	-7.0%
Goodwill and other intangible assets, net	12,454	12,544	-0.7%	12,797	-2.7%
Federal Home Loan Bank ("FHLB") stock, at cost	16,385	16,385	0.0%	16,385	0.0%
Bank-owned life insurance	50,831	50,554	0.5%	49,722	2.2%
Prepaid expenses and other assets	66,268	68,117	-2.7%	76,002	-12.8%
Total assets	$5,305,641	$5,210,485	1.8%	$4,811,821	10.3%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$1,352,162	$1,312,274	3.0%	$1,241,272	8.9%
Interest-bearing	3,025,939	3,036,380	-0.3%	2,841,893	6.5%
Total deposits	4,378,101	4,348,654	0.7%	4,083,165	7.2%
Accrued interest payable	5,931	5,309	11.7%	2,619	126.5%
Bank's liability on acceptances	870	803	8.3%	932	-6.7%
Borrowings	220,000	150,000	46.7%	50,000	340.0%
Subordinated debentures	117,400	117,270	0.1%	116,795	0.5%
Accrued expenses and other liabilities	19,061	25,972	-26.6%	18,768	1.6%
Total liabilities	4,741,363	4,648,008	2.0%	4,272,279	11.0%

Stockholders' equity:
Common stock	33	33	0.0%	33	0.0%
Additional paid-in capital	567,081	565,627	0.3%	563,151	0.7%
Accumulated other comprehensive income	(8,207)	(1,869)	339.1%	(1,603)	412.0%
Retained earnings	77,691	70,575	10.1%	49,395	57.3%
Less treasury stock	(72,320)	(71,889)	0.6%	(71,434)	1.2%
Total stockholders' equity	564,278	562,477	0.3%	539,542	4.6%
Total liabilities and stockholders' equity	$5,305,641	$5,210,485	1.8%	$4,811,821	10.3%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	March 31,	December 31,	Percentage	March 31,	Percentage
	2018	2017	Change	2017	Change
Interest and dividend income:
Interest and fees on loans and leases	$51,574	$52,176	-1.2%	$45,378	13.7%
Interest on securities	3,105	3,194	-2.8%	2,520	23.2%
Dividends on FHLB stock	289	289	0.0%	374	-22.7%
Interest on deposits in other banks	114	125	-8.8%	77	48.1%
Total interest and dividend income	55,082	55,784	-1.3%	48,349	13.9%
Interest expense:
Interest on deposits	7,785	7,402	5.2%	5,154	51.0%
Interest on borrowings	679	363	87.1%	468	45.1%
Interest on subordinated debentures	1,694	1,676	1.1%	373	354.2%
Total interest expense	10,158	9,441	7.6%	5,995	69.4%
Net interest income before provision for loan and lease losses	44,924	46,343	-3.1%	42,354	6.1%
Loan and lease loan provision (income)	649	220	195.0%	(80)	-911.3%
Net interest income after provision for loan and lease losses	44,275	46,123	-4.0%	42,434	4.3%
Noninterest income:
Service charges on deposit accounts	2,511	2,729	-8.0%	2,528	-0.7%
Trade finance and other service charges and fees	1,173	1,047	12.0%	1,047	12.0%
Gain on sale of Small Business Administration ("SBA") loans	1,448	2,056	-29.6%	1,464	-1.1%
Servicing income	662	564	0.0%	799	0.0%
Bank-owned life insurance income	277	285	0.0%	282	0.0%
Disposition gains on Purchased Credit Impaired ("PCI") loans	133	91	46.2%	183	-27.3%
Net gain (loss) on sales of securities	(428)	275	-255.6%	269	-259.1%
Other operating income	285	637	-55.2%	646	-55.9%
Total noninterest income	6,061	7,683	-21.1%	7,217	-16.0%
Noninterest expense:
Salaries and employee benefits	18,702	17,270	8.3%	17,104	9.3%
Occupancy and equipment	4,072	3,997	1.9%	3,982	2.3%
Data processing	1,678	1,812	-7.4%	1,631	2.9%
Professional fees	1,369	1,552	-11.8%	1,148	19.3%
Supplies and communications	708	778	-9.0%	635	11.5%
Advertising and promotion	876	988	-11.3%	802	9.2%
Other real estate owned expense (income)	79	(100)	-179.0%	(101)	-178.2%
Other operating expenses	2,273	2,961	-23.2%	2,039	11.5%
Total noninterest expense	29,757	29,258	1.7%	27,240	9.2%
Income from continuing operations before provision for income taxes	20,579	24,548	-16.2%	22,411	-8.2%
Provision for income taxes	5,724	13,048	-56.1%	8,628	-33.7%
Net income	$14,855	$11,500	29.2%	$13,783	7.8%

Basic earnings per share:	$0.46	$0.36		$0.43
Diluted earnings per share:	$0.46	$0.36		$0.43

Weighted-average shares outstanding:
Basic	32,145,214	32,109,792		32,001,766
Diluted	32,301,095	32,299,838		32,191,458
Common shares outstanding	32,502,658	32,431,630		32,392,580

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(In thousands, except ratios)

	Three Months Ended
	March 31, 2018			December 31, 2017			March 31, 2017
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans and leases (1)	$4,310,964	$51,574	4.85%	$4,227,259	$52,176	4.90%	$3,881,686	$45,378	4.74%
Securities (2)	588,738	3,296	2.24%	611,181	3,619	2.37%	526,549	3,026	2.30%
FHLB stock	16,385	289	7.15%	16,385	289	7.00%	16,385	374	9.26%
Interest-bearing deposits in other banks	32,401	114	1.43%	36,386	125	1.36%	38,600	77	0.81%
Total interest-earning assets	4,948,488	55,273	4.53%	4,891,211	56,209	4.56%	4,463,220	48,855	4.44%

Noninterest-earning assets:
Cash and due from banks	122,580			118,230			117,802
Allowance for loan and lease losses	(32,487)			(32,469)			(32,842)
Other assets	175,209			185,994			190,041

Total assets	$5,213,790			$5,162,966			$4,738,221

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$91,378	$18	0.08%	$90,646	$18	0.08%	$97,602	$19	0.08%
Money market and savings	1,478,795	3,326	0.91%	1,513,408	3,315	0.87%	1,406,903	2,666	0.77%
Time deposits	1,440,382	4,441	1.25%	1,408,227	4,069	1.15%	1,173,184	2,469	0.85%
Total interest-bearing liabilities	3,010,555	7,785	1.05%	3,012,281	7,402	0.97%	2,677,689	5,154	0.78%
Borrowings	179,000	679	1.54%	119,946	363	1.20%	270,500	468	0.70%
Subordinated debentures	117,323	1,694	5.77%	117,198	1,676	5.70%	30,950	373	4.82%
Total interest-bearing liabilities	3,306,878	10,158	1.25%	3,249,425	9,441	1.15%	2,979,139	5,995	0.82%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	1,307,072			1,321,182			1,196,151
Other liabilities	33,973			30,482			28,658
Stockholders' equity	565,867			561,877			534,273

Total liabilities and stockholders' equity	$5,213,790			$5,162,966			$4,738,221

Net interest income (tax equivalent basis)		$45,115			$46,768			$42,860

Cost of deposits			0.73%			0.68%			0.54%
Net interest spread (taxable equivalent basis)			3.28%			3.41%			3.62%
Net interest margin (taxable equivalent basis)			3.70%			3.79%			3.89%

(1) Includes loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi’s capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share, per share data and ratios)

	March 31,	December 31,	September 30,	June 30,	March 31,
Hanmi Financial Corporation	2018	2017	2017	2017	2017
Assets	$5,305,641	$5,210,485	$5,111,396	$4,973,346	$4,811,821
Less goodwill and other intangible assets	(12,454)	(12,544)	(12,628)	(12,712)	(12,797)
Tangible assets	$5,293,187	$5,197,941	$5,098,768	$4,960,634	$4,799,024

Stockholders' equity	$564,278	$562,477	$559,247	$550,140	$539,542
Less goodwill and other intangible assets	(12,454)	(12,544)	(12,628)	(12,712)	(12,797)
Tangible stockholders' equity	$551,824	$549,933	$546,619	$537,428	$526,745

Stockholders' equity to assets	10.64%	10.80%	10.94%	11.06%	11.21%
Tangible common equity to tangible assets	10.43%	10.58%	10.72%	10.83%	10.98%

Common shares outstanding	32,502,658	32,431,630	32,413,082	32,393,856	32,392,580
Tangible common equity per common share	$16.98	$16.96	$16.86	$16.59	$16.26